EXHIBIT 10.21
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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                  This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("First Amendment") is made and entered into as of December 15, 1998 by and between WARWICK COMMUNITY BANCORP, INC., a business corporation organized and existing under the laws of the State of Delaware and having an office at 18 Oakland Avenue, Warwick, New York 10990-0591 ("Company") and ARTHUR W. BUDICH, an individual residing at 34 Post Road, Monroe, New York 10950 ("Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of December 23, 1997 ("Employment Agreement") at the time of the Company's initial public offering and the conversion of The Warwick Savings Bank ("Bank") from a mutual savings bank to a stock savings bank, and the Executive currently serves as the Senior Vice President, Treasurer and Chief Financial Officer of the Company and as the Senior Vice President, Treasurer and Chief Financial Officer of the Bank; and

                  WHEREAS, the Company and the Executive have agreed to amend the Employment Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

                  1. ANNUAL SALARY. The first sentence of Section 4 of the Employment Agreement shall be amended, effective as of January 1, 1999, to change the Executive's minimum annual rate of salary to $110,000.

                  2. CLARIFICATION OF TAX INDEMNIFICATION. The definition of "FI" in section 12(a) of the Employment Agreement shall be amended, effective as of December 23, 1997, to clarify the intent of such definition by adding the parenthetical phrase shown below, such that "FI" is defined to be as follows:

                  FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments).

                  3. CONTINUED FORCE AND EFFECT. Except as set forth in this First Amendment, all other terms, covenants and conditions of the Agreement shall remain in full force and effect.





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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.




                                                /s/ Arthur W. Budich
                                                --------------------------------
                                                ARTHUR W. BUDICH



                                                WARWICK COMMUNITY BANCORP, INC.

Attest:

By /s/ Nancy L. Sobotor-littell                 By /s/ HENRY L. NIELSEN, JR.
   ----------------------------                    -----------------------------
       Nancy L. Sobotor-Littell                        Henry L. Nielsen, Jr.
       Corporate Secretary                             Director

[Seal]


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